SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) February 15, 2005.

Champion Industries, Inc.

(Exact name of registrant as specified in its charter)

West Virginia (State or other jurisdiction of corporation)	0-21084 (Commission File No.)	55-0717455 (IRS Employer Identification No.)

2450 First Avenue P. O. Box 2968 Huntington, West Virginia (Address of principal executive offices)	25728 (Zip Code)

Registrant's telephone number, including area code           (304) 528-2700

Not Applicable

(Former name or former address, if changes since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01  Entry into a Material Definitive Agreement.

     On February 15, 2005, Champion Industries, Inc. (“Champion”) and United Bank, Inc. entered into a First Amendment to Revolving Credit Agreement, amending the Revolving Credit Agreement dated August 1, 2003 between those parties. The amendment revises the definition of consolidated tangible net worth, and is filed as Exhibit 10.1 to this report.

 Item 9.01. Financial Statements and Exhibits.

     (c) The exhibit listed on the Exhibit Index on page 3 of this Form 8-K is filed herewith.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: February 15, 2005	/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Revolving Credit Agreement between Champion Industries, Inc. and United Bank, Inc.

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